Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-255414 and 333-275414 on Form S-8 of SkyWater Technology, Inc. of our report dated September 11, 2025, relating to the financial statements of the Fab 25 Business of Infineon Technologies AG appearing in this Current Report on Form 8-K/A dated September 15, 2025.
/s/ Deloitte & Touche LLP
San Jose, California
September 15, 2025

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